                                                                   EXHIBIT 23(A)

                      CONSENT OF COOPERS & LYBRAND L.L.P.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in the registration statement of The Colonial BancGroup, Inc., on Form S-8 (File No. 2-89959), Form S-8 (File No. 33-11540), Form S-8 (File No. 33-13376), Form S-8 (File No. 33-41036), Form
S-8 (File No. 33-47770), Form S-8 (File No. 33-63347), Form S-8 (File No.
33-78118), Form S-8 (File No. 333-10475), Form S-8 (File No. 333-11255), Form
S-8 (File No. 333-14703), Form S-8 (File No. 333-16481), Form S-8 (File No.
333-14883), Form S-4 (File No. 333-15575), Form S-3 (File No. 33-5665), and Form
S-3 (File No. 33-62071) of our report dated February 20, 1997, on our audits of the consolidated financial statements of The Colonial BancGroup, Inc., as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, which report is incorporated by reference in this Annual Report on Form 10-K.

Montgomery, Alabama
March 27, 1997